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                                                                    EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 21, 2007 (except Note 17, as to which the date is May 14, 2007), with respect to the consolidated financial statements of Limelight Networks, Inc. in the Registration Statement (Form S-1) pertaining to the registration of shares of its common stock.


                                        /s/ Ernst & Young LLP

Phoenix, Arizona
June 7, 2007